EXHIBIT 1.1
                                                                     -----------

                              NEMETH & SIGETTY A/S

                                ATTORNEYS-AT-LAW

                                CVR No. 17022245

      FREDERIKSGADE 21 * DK-1265 COPENHAGEN K * TELEPHONE (+45) 33 13 33 44

                                                           File no. 10148 OS/jsh

                             ARTICLES OF ASSOCIATION

                                       OF

                                  eurotrust a/s
                                CVR No. 10298148

Name, registered office and objects of the company
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                                    ARTICLE 1

The name of the company is eurotrust a/s. The company also carries on business under the following secondary names: Euro909.COM A/S (eurotrust a/s), Telepartner A/S (eurotrust a/s), Telepartner Mobil A/S (eurotrust a/s), InterPartner A/S (eurotrust a/s) and InterNetPartner A/S (eurotrust a/s).

The registered office of the company is situated in the City of Copenhagen.

                                    ARTICLE 2

The objects for which the company is established are to own shares in the Euro909.COM Group and to be the holding company of companies affiliated to the Euro909.Com Group.

Capital of the company
----------------------

                                    ARTICLE 3

The share capital of the company is DKK 34,006,112.50, say Danish kroner thirty-four million six thousand one hundred and twelve 50/100, divided into shares of DKK 1.25 or multiples thereof.

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                                       2


The share capital is fully paid up. The shares shall be issued to bearer, but may be registered in the name of the holder in the company's register of shareholders. The shares of the company shall be registered in a securities centre. Any dividend shall be paid to the shareholders or right owners registered in the securities centre.

The company's shares shall be negotiable instruments.

No shareholder shall be under an obligation to have his shares redeemed in whole or in part. No share shall confer any special rights upon its holder.

                                   ARTICLE 3 A
                              Fully exercised/used

As directed by the Board of Directors, the share capital may be increased one or several times by up to a total amount of DKK 7,500,000 (6,000,0000 shares). This authorisation shall be valid until 30 June 2003.

The company's Board of Directors has exercised this authorisation in part by adopting a resolution on 19 August 1997, whereby it was decided to increase the capital by DKK 1,976,562.50 (1,581,250 shares).

Moreover, in connection with the conversion of convertible bonds of USD 1,500,000 issued according to Article 3 C, the company's Board of Directors arranged for the capital to be increased in December 1997, whereby the capital was increased by DKK 468,750 (375,000 shares).

At this time, Article 3 C was also abolished.

The company's Board of Directors has exercised this authorisation in part by adopting a resolution on 9 April 1999, whereby it was decided to increase the capital by DKK 930,000 (744,000 shares).

As at 4 May 1999, the Board of Directors has exercised the remaining part of the authorisation granted under this Article by increasing the capital by DKK 952,812.50 (762,250 shares).

Moreover, the Board of Directors has exercised this authorisation to reserve the right to issue shares in connection with subscription options issued under an authorisation not including the right to issue shares as follows:

Number of shares 1,581,250 on 19 August 1997 - whereof exercised on 30 June 2000 a total of 1,444,925 shares in connection with the conversion of warrant ENONW.

Number of shares 400,000 on 12 February 1998
Number of shares 270,000 on 15 June 1998
Number of shares 275,000 on 2 November 1998
Number of shares 11,250 on 4 May 1999
Total number of shares 2,537,500 corresponding to a nominal increase of DKK 3,171,875.
The authorisation has thus been exercised.

The new share certificates may be paid in cash, by a non-cash contribution or on the basis of the subscription options mentioned in Article 3 B and Article 3 F.

The capital increase shall be effected without any pre-emption right for the company's present shareholders in the company's existing class of shares. The new shares shall be negotiable instruments. No restrictions shall apply to the negotiability of the shares, nor shall any shareholder be under an obligation to have his shares redeemed in whole or in part. No new share shall confer any special rights upon its holder.

The capital increase shall be effected at market price, but not below a price of 105.

                                   ARTICLE 3 B
                                 Fully exercised

In the period from 22 July 1997 to 30 June 2002, the Board of Directors shall be authorised to issue 2,000,000 subscription options of DKK 1.25 at a time or in lots.

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                                       3


The company's Board of Directors has exercised this authorisation in part by adopting a resolution on 19 August 1997, whereby it was decided to issue 1,581,250 subscription options of DKK 1.25.

The company's Board of Directors has exercised this authorisation in part by adopting a resolution on 15 June 1998, whereby it was decided to issue 270,000 subscription options of DKK 1.25.

The company's Board of Directors has exercised this authorisation in part by adopting a resolution on 2 November 1998, whereby it was decided to issue 137,500 subscription options of DKK 1.25. Subscriptions for these options may be made up to and including 30 June 2002 according to the terms of the Underwriter Warrant Agreement concluded by the company.

The company's Board of Directors has exercised this authorisation in full, most recently by adopting a resolution on 4 May 1999, whereby it was decided to issue 11,250 subscription options for immediate subscription.

A subscription option shall be subscribed for in cash at a price fixed at the discretion of the Board of Directors, but at market price at the minimum. Subscription options may also be issued in connection with a general employee share option scheme. Such options may be issued below market price or free of charge.

The company's shareholders shall have no pre-emption right to subscription options issued, nor shall the company's shareholders have any pre-emption right to shares issued on the basis of the subscription options issued.

One subscription option shall entitle the holder to subscribe for one share at the price fixed at the time of the subscription option offer. Considering
Article 3 A of these Articles of Association, the Board shall lay down the terms for acquiring a share on the basis of a subscription option.

                                   ARTICLE 3 C
                                   Abolished.

                                   ARTICLE 3 D
                                 Fully exercised

In the period from 22 July 1997 to 1 January 1998, the company shall be entitled to issue up to 400,000 subscription options of DKK 1.25 or multiples thereof at a time or in lots.

The subscription for a subscription option shall be free of charge and made on separate subscription lists.

The company's shareholders shall have no pre-emption right to subscription options issued, nor shall the company's shareholders have any pre-emption right to shares issued on the basis of the subscription options issued. The company's Board of Directors shall make the distribution of the subscription options.

One subscription option shall entitle the holder to subscribe for one share of nominally DKK 1.25, for an amount corresponding to USD 4.00 at the time of subscription.

Three hundred seventy five thousand of the subscription options shall entitle the holders to subscribe for shares in the period from 12 February 1998 to 1 February 2002.

Twenty five thousand of the subscription options shall entitle the holders to subscribe for shares in the period from 30 June 1998 to 1 February 2002.

Thus, the subscription for subscription rights shall be made on or before 1 February 2002.

Shares subscribed for on the basis of a subscription option shall be in the company's existing class of shares and shall be negotiable instruments, no restrictions shall apply to the negotiability of the shares, nor shall any shareholder be under an obligation to have his shares redeemed in whole or in part. The new shares shall obtain the right to dividend from the time when the company receives written information on the exercise. Other rights shall be obtained when the Danish Commerce and Companies Agency has registered the capital increase.

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                                       4


In the event of company changes, holders of subscription options shall have the following rights:

Until the company has received written information from the holder of a subscription option on the legal exercise of the subscription right, the holder of the subscription option shall have no rights against the company.

No increase in or reduction of the share capital, issue of additional subscription options, issue of new convertible bonds or debt instruments, merger or split-up taking place during the time until the exercise shall change the legal position of the holder of the subscription option if the transaction concerned has been made at market price or on market conditions.

If, on the other hand, before the time when shares are subscribed for on the basis of the subscription option, the company decides to make a bonus issue, or if the company decides to make a capital increase at a price below the current market price at the time of the subscription, or if the company effects a capital reduction with payment to the shareholders at a price above market price, or in the event of other matters impairing the position of the bond owner, the promised subscription right shall be adjusted pro rata, so that the share of the company's total reserves to which the subscription right entitles the holder shall be the same as before the transaction concerned.

In the event of the dissolution of the company by liquidation or bankruptcy, the subscription right shall lose its value.

The Board of Directors has exercised this authorisation in full in connection with Warrant Plan 97 by issuing subscription options to employees.

                                   ARTICLE 3 F
                                 Fully exercised

Up to and including 30 June 2003, the Board of Directors shall be authorised to issue 2,000,000 subscription options of DKK 1.25 at a time or in lots and to implement the related capital increase in connection with a subsequent exercise of the subscription options for the subscription of shares.

The company's Board of Directors has exercised this authorisation in part by adopting a resolution on 2 November 1998, whereby it was decided to issue 80,000 subscription options of DKK 1.25.

The company's Board of Directors has exercised this authorisation in part by adopting a resolution on 9 April 1999, whereby it was decided to issue 432,000 subscription options of DKK 1.25.

The company's Board of Directors has exercised this authorisation in part by adopting a resolution on 4 May 1999, whereby it was decided to issue 1,371,500 subscription options of DKK 1.25.

Moreover, the company's Board of Directors has exercised this authorisation by issuing 99,250 subscription options under the Underwriter Warrants Agreement, and 17,250 subscription options concerning Underwriter Warrants Agreement of a total of 137,500.

The company's Board of Directors has thus exercised the authorisation granted under this Article in full.

A subscription option shall be subscribed for in cash at a price fixed at the discretion of the Board of Directors, but at market price at the minimum, as subscription options may, for example, be issued in connection with company acquisitions. Subscription options may also be issued in connection with a general employee share option scheme. Such options may be issued below market price or free of charge.

The company's shareholders shall have no pre-emption right to subscription options issued, nor shall the company's shareholders have any pre-emption right to shares issued on the basis of the subscription options issued.

One subscription option shall entitle the holder to subscribe for one share at the price fixed at the time of the subscription option offer. Considering
Article 3 A of these Articles of Association, the Board of Directors shall lay down the terms for acquiring a share on the basis of a subscription option.

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                                       5


                                   ARTICLE 3 G
                                 Fully exercised

As directed by the Board of Directors, the share capital may be increased one or several times by up to 10 million shares of DKK 1.25. This authorisation shall be valid until 26 May 2004.

The new share certificates may be paid in cash, by a non-cash contribution or on the basis of the subscription options mentioned in Article 3 B and Article 3 F.

The capital increase shall be effected without any pre-emption right for the company's present shareholders in the company's existing class of shares. The new shares shall be negotiable instruments. No restrictions shall apply to the negotiability of the shares, nor shall any shareholder be under an obligation to have his shares redeemed in whole or in part. No new share shall confer any special rights upon its holder.

The capital increase shall be effected at market price - but not below a price of 105.

The company's Board of Directors has exercised this authorisation by adopting a resolution on 9 December 1999, whereby it was decided to increase the capital by 2,760,000 shares, corresponding to nominally DKK 3,450,000.

The company's Board of Directors has exercised this authorisation by adopting a resolution on 25 April 2000, whereby it was decided to increase the capital by 612,725 shares, corresponding to nominally DKK 765,906.25.

The company's Board of Directors has exercised this authorisation by adopting a resolution on 21 August 2000, whereby it was decided to increase the capital by 404,644 shares, corresponding to nominally DKK 505,805.

The company's Board of Directors has exercised this authorisation by adopting a resolution on 18 December 2000, whereby it was decided to increase the capital by 522,000 shares, corresponding to nominally DKK 652,500.

The company's Board of Directors has exercised this authorisation by adopting a resolution on 22 December 2000, whereby it was decided to increase the capital by 1,100,000 shares, corresponding to nominally DKK 1,375,000.

The company's Board of Directors has exercised this authorisation by adopting a resolution on 17 November 2000 as ratified on 24 April 2001, whereby it was decided to increase the capital by 1,408,891 shares, corresponding to nominally DKK 1,761,113.75.

The company's Board of Directors has exercised this authorisation on 18 June 2001 to issue 3,191,740 shares, corresponding to nominally DKK 3,989,675, whereby the authorisation granted under this Article has been exercised in full.

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                                       6


                                   ARTICLE 3 H
                                 Fully exercised

Up to and including 26 May 2004, the Board of Directors shall be authorised to issue 3,099,375 new subscription options of DKK 1.25 at a time or in lots and to implement the related capital increase in connection with a subsequent exercise of the subscription options for the subscription of shares.

A subscription option shall be subscribed for in cash at a price fixed at the discretion of the Board of Directors - but at market price at the minimum, as subscription options may, for example, be issued in connection with company transfers. Subscription options may also be issued in connection with a general employee share option scheme. Such options may be issued below market price or free of charge.

The company's shareholders shall have no pre-emption right to subscription options issued, nor shall the company's shareholders have any pre-emption right to shares issued on the basis of the subscription options issued.

One subscription option shall entitle the holder to subscribe for one share at the price fixed at the time of the subscription option offer. The Board of Directors shall lay down the terms for acquiring a share on the basis of a subscription option. The Board of Directors has also been granted authorisation to issue the number of shares related to the subscription options mentioned in this Article, besides any other authorisations to issue shares. In connection with the issue of shares on the basis of subscription options in pursuance of this Article, the terms must be laid down considering Article 3 G of these Articles of Association.

The company's Board of Directors has exercised this authorisation in part by adopting a resolution on 26 August 1999, whereby it was decided to issue 1,875,000 subscription options of DKK 1.25, but subsequently the Board of Directors refrained from issuing 420,000 subscription options and issued 50,000 extra ones, so that a total of 1,525,000 subscription options were issued.

Moreover, the company's Board of Directors has exercised this authorisation to issue 120,250 subscription options concerning the Underwriter Warrant Agreement of a total of 137,500 subscription options, and issue 49,625 and 30,000 subscription options concerning Underwriter Warrant Agreements.

Moreover, the company's Board of Directors adopted a resolution on 9 December 1999 to issue 960,000 subscription options.

Moreover, the company's Board of Directors adopted a resolution on 23 December 1999 to issue 414,500 subscription options.

The authorisation granted under this Article has thus been exercised in full.

                                   ARTICLE 3 I

As directed by the Board of Directors, the share capital may be increased one or several times by up to 10 million shares of DKK 1.25. This authorisation shall be valid until 31 May 2005.

The new share certificates may be paid in cash, by a non-cash contribution or on the basis of the subscription options mentioned in Article 3 B and Article 3 F.

The capital increase shall be effected without any pre-emption right for the company's present shareholders in the company's existing class of shares. The new shares shall be negotiable instruments. No restrictions shall apply to the negotiability of the shares, nor shall any shareholder be under an obligation to have his shares redeemed in whole or in part. No new share shall confer any special rights upon its holder.

The capital increase shall be effected at market price - but not below a price of 105.

The company's Board of Directors has exercised this authorisation by adopting a resolution on 18 June 2001, whereby it was decided to increase the capital by 1,705,140 shares, corresponding to nominally DKK 2,131,425.

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                                       7


The company's Board of Directors has exercised this authorisation by adopting a resolution on 20 August 2001, whereby it was decided to increase the capital by 750,000 shares, corresponding to nominally DKK 937,500.

The company's Board of Directors has exercised this authorisation by adopting a resolution on 20 August 2001, whereby it was decided to increase the capital by 118,000 shares, corresponding to nominally DKK 147,500.

The company's Board of Directors has exercised this authorisation by adopting a resolution on 20 August 2001 whereby it was decided to increase the capital by 130,000 shares, corresponding to nominally DKK 162,500.

Under this authorisation, the company's Board of Directors may adopt resolutions to issue another 7,296,860 shares of DKK 1.25.

                                   ARTICLE 3 J

Up to and including 31 May 2005, the Board of Directors shall be authorised to issue 7,500,000 new subscription options of DKK 1.25 at a time or in lots and to implement the related capital increase in connection with a subsequent exercise of the subscription options for the subscription of shares.

A subscription option shall be subscribed for in cash at a price fixed at the discretion of the Board of Directors - but at market price at the minimum, as subscription options may, for example, be issued in connection with company transfers. Subscription options may also be issued in connection with a general employee share option scheme. Such options may be issued below market price or free of charge.

The company's shareholders shall have no pre-emption right to subscription options issued, nor shall the company's shareholders have any pre-emption right to shares issued on the basis of the subscription options issued.

One subscription option shall entitle the holder to subscribe for one share at the price fixed at the time of the subscription option offer. The Board of Directors shall lay down the terms for acquiring a share on the basis of a subscription option. The Board of Directors has also been granted authorisation to issue the number of shares related to the subscription options mentioned in these Articles, besides any other authorisations to issue shares. In connection with the issue of shares on the basis of subscription options in pursuance of this Article, the terms must be laid down considering Article 3 G of these Articles of Association.

The company's Board of Directors has exercised this authorisation in part by adopting a resolution on 18 December 2000 to issue 250,000 subscription options, each for subscription of one share of a nominal value of DKK 1.25.

The company's Board of Directors has exercised this authorisation in part by adopting a resolution on 22 December 2000 to issue 1,000,000 subscription options, each for the subscription of one share of a nominal value of DKK 1.25.

The company's Board of Directors has exercised this authorisation by adopting a resolution on 17 November 2000 ratified by a resolution on 24 April 2001 to issue 563,557 subscription options, each for the subscription of one share of nominal value of DDK 1.25.

The company's Borad of Directors has exercised this authorisation in part by adopting a resolution on 7 May 2001 to issue 1,390,000 subscription options, each for the subscription of one share of a nominal value of DKK 1.25.

The company's Board of Directors has exercised this authorisation in part by adopting a resolution on 10 May 2001 to issue 1,000,000 subscription options and confirm the previous issue of 30,000 subscription options, each for subscription of one share of a nominal value of DKK 1.25.

The company's Board of Directors has exercised this authorisation in part by adopting a resolution on 20 August 2001 to issue 130,000 subscription options, each for the subscription of one share of a nominal value of DDK 1.25.

The company's Board of Directors has exercised this authorisation in part by adopting a resolution on 22 May 2002 to issue 2,545,000 subscription options, each for the subscription of one share of nominal value of DKK 1.25.

Under this authorisation, the company's Board of Directors may adopt resolutions to issue another 591,443 new subscription options of DKK 1.25.

Management of the company
-------------------------

                                    ARTICLE 4

The general meeting shall be convened at not more than eight weeks and not less than 14 days notice. Notice shall be given by insertion of an advertisement in the Danish Official Gazette.

The general meeting shall be held in the municipality of the company's registered office or as decided by the Board of Directors. The annual general meeting shall be held every year within five months of the end of the financial year.

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                                       8


The annual general meeting shall be held to transact the following business:

1.    To elect a chairman of the meeting.

2.    To receive the Directors' report.

3.    To receive and adopt the profit and loss account and the balance sheet.

4. To consider and, if thought fit, pass a resolution to distribute the net profit or cover the net loss in accordance with the adopted financial statements.

5.    To elect members of the Board of Directors.

6.    To elect auditors.

7.    To transact any other business.

Proposals requested by shareholders to be considered at the annual general meeting shall be submitted to the company within two months of the end of the financial year.

At the general meeting any business transacted shall be passed by a simple majority of votes, provided that the Danish Companies Act or other legislation or these Articles of Association do not provide otherwise.

The adoption of resolutions concerning amendments to the Articles of Association or the dissolution of the company shall require the representation at the general meeting of two thirds of the share capital and any such resolution shall be adopted by two thirds of the votes cast as well as of the share capital represented at the general meeting. In the event that two thirds of the share capital is not represented at the general meeting, but the resolution proposed is adopted by the above majority of two thirds of the votes cast as well as of the voting share capital represented at the general meeting, another general meeting shall be convened as soon as possible, at which general meeting the resolution may be adopted by two thirds of the votes cast, irrespective of the amount of the share capital represented.

Proxies to attend the first general meeting shall, unless explicitly revoked, be valid also for attendance at the second general meeting.

At the general meeting every share of DKK 1.25 shall carry one vote.

                                    ARTICLE 5

The business of the company shall be managed by a board of directors made up of not less than 3 and not more than 7 members elected at the annual general meeting. The members shall be elected for a term of one year, but may be re-elected. Moreover, an adviser may be elected.

A board of management made up of one or more members shall be engaged to undertake the day-to-day management of the company.

                                    ARTICLE 6

The company shall be legally bound by the joint signatures of two members of the Board of Directors or by the joint signatures of one member of the Board of Directors and one member of the Board of Management.

The company's financial statements shall be audited by an auditor appointed every year at the annual general meeting. At least one auditor shall be a state-authorised or registered public accountant.

                                    ARTICLE 7

The financial year of the company shall be 1 January to 31 December.

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                                       9


                                    ARTICLE 8

The annual accounts shall be prepared in accordance with generally accepted accounting principles, and any statutory or necessary depreciation or provisions shall be made. The application of any profit shall be decided by the general meeting following the recommendation of the Board of Directors.

                                   ---oo0oo---

The foregoing Articles of Association were adopted at the company's extraordinary general meeting held on 31 May 2000. Amended by the Board of Directors' resolution concerning authorisation to convert warrants, most recently effected by the agent, Bertel Jensen, on 15 August 2000.

Amended by the Board of Directors' resolution of 20 August 2001.

The foregoing Articles of Association were adopted at the company's extraordinary general meeting held on 6 December 2001.

Amended by the Board of Directors' resolution of 22 May 2002.